AMENDMENT THREE TO TECHNOLOGY LICENSING AND MARKETING
AGREEMENT BETWEEN SEPARATION DEGREES – ONE, INC. AND ECO SCIENCE SOLUTIONS, INC.

THIS AMENDMENT TWO, dated October 1, 2016, is relative to a Technology Licensing and Marketing Agreement (“Agreement”) entered into by and between Separation Degrees – One, Inc. (SDOI), and Eco Science Solutions, Inc. (ESSI), dated January 1, 2016, an Addendum to that Agreement dated the same day, and an Amendment to Technology Licensing and Marketing Agreement between Separation Degrees – One, Inc. and Eco Science Solutions, Inc. dated June 1, 2016 (“Amendment 1”).

This Amendment Two is entered into in so far as to the dollar amount of the issuance of S-8 shares of ESSI Common Stock, as stated terms of “Section 2. Compensation”, and with regard to both the Agreement, the Addendum, and the Amendment.

This Amendment Two increases the issuance of $35,000 worth of S-8 shares of ESSI Common Stock to $42,000 worth of S-8 shares of ESSI Common Stock effective October 1, 2016.

All other terms and conditions remain the same, and no terms shall be negated or changed as a result of this Amendment Two.

The undersigned, by signing below, do hereby acknowledge the receipt, review and understanding of the Amendment and do hereby agree to the increase from the issuance of S-8 Shares from $35,000 to $42,000 S-8 Shares.

SEPARATION DEGREES – ONE, INC.

By:	/s/Gannon Gigiere
Gannon Giguiere                  Date: October 1, 2016
CEO

ECO SCIENCE SOLUTIONS, INC.

By:	/s/Jeffery Taylor
Jeffery Taylor                       Date: October 1, 2016
CEO